EXHIBIT O
                        JOINDER AGREEMENT
                        -----------------

     THIS JOINDER AGREEMENT ("Agreement") is made as of August 5, 2002, between WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Wynnchurch U.S."), Wynnchurch Capital Partners Canada, L.P., an Alberta, Canada limited partnership ("Wynnchurch Canada", and Wynnchurch U.S. and Wynnchurch Canada collectively, "Wynnchurch"), Robert Stanojev ("Stanojev"), and ALTERNATIVE RESOURCES CORPORATION, a Delaware corporation ("Company").

     A. Wynnchurch are parties with the Company to a Registration Rights Agreement dated January 31, 2002 ("Registration Rights Agreement") relating, among other things, to the registration under the Securities Act of 1933 of shares of common stock par value $0.01 per share of the Company ("Company Shares") which may be issued pursuant to exercise of the warrants issued to Wynnchurch on January 31, 2002.

     B. Stanojev is acquiring from Wynnchurch a Warrant permitting Stanojev to purchase up to 500,000 Company Shares
("Stanojev Warrant").

     C. The parties desire to confirm Stanojev's rights under the Registration Rights Agreement with respect to Company Shares that he may acquire from Wynnchurch upon exercise of the Stanojev Warrant.

     In consideration of Stanojev's services to be provided as Chairman of the Board of Directors of the Company, the parties agree as follows:

     1. Status of Shares. The parties agree that any Company Shares acquired by Stanojev pursuant to exercise of the Stanojev Warrant shall have the status of Registrable Securities under the Registration Rights Agreement, except that Stanojev does not have the right to request a registration described in the first sentence of Section 1.4(a) of the Registration Rights Agreement.

     2. Certain Provisions Regarding Major Transactions. In the event that a Major Transaction (as defined in the Stanojev Warrant) occurs and shares issued to Stanojev in replacement for Company Shares acquired by him by exercise of the Stanojev Warrant are not able to be sold immediately and in full by Stanojev without registration of such shares under the Securities Act, the Company shall cause the issuer of any security in such transaction which constitutes Registrable Securities under the Registration Rights Agreement to assume all of the Company's obligations under the Registration Rights Agreement.

     3. Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that State.

     4. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their heirs, representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person

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other than the parties hereto, and their respective heirs,
representatives, successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     5. Assignability. This Agreement shall not be assignable by Stanojev.

     6. Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

     7. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     [SIGNATURE PAGE FOLLOWS]






                          Exhibits:  Page 26
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     IN WITNESS WHEREOF, the parties have executed this Joinder
Agreement on the date first above written.

                              WYNNCHURCH CAPITAL PARTNERS, L.P.

                              By:  Wynnchurch Partners, L.P.,
                                   its general partner

                                   By:  Wynnchurch Management Inc.,
                                        its general partner

                                   By:/s/ John Hatherly
                                      -----------------
                                   Name:  John Hatherly
                                   Title: President


                              WYNNCHURCH CAPITAL PARTNERS CANADA,
                              L.P.

                              By:  Wynnchurch Partners Canada, L.P.,
                                   its general partner

                                   By:  Wynnchurch GP Canada, its
                                        general partner

                                   By:/s/ John Hatherly
                                      -----------------
                                   Name:  John Hatherly
                                   Title: President


                              STANOJEV:


                              /s/ Robert Stanojev
                              -------------------
                              Name: Robert Stanojev


                              COMPANY

                              ALTERNATIVE RESOURCES CORPORATION


                              By:/s/ George Watts
                              -------------------
                              Name:  George Watts
                              Title: President and
                                     Chief Executive Officer


                        Exhibits:  Page 27